UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

WORTHINGTON STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-41830	92-2632000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Old Wilson Bridge Road Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

(614) 438-3210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2023, Worthington Steel, Inc. (the “Company”) filed a certificate of amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Ohio, which became effective as of such date. The Amendment (i) effected a stock split of the 100 then-outstanding common shares of the Company to provide a sufficient capitalization of the Company to enable Worthington Industries, Inc. (“Worthington Industries”) to complete the pro rata distribution of 100% of the Company’s outstanding common shares to Worthington Industries’ shareholders, with each Worthington Industries shareholder as of the previously-announced record date of November 21, 2023 (the “Record Date”) receiving one common share of the Company for every one common share of Worthington Industries held as of the Record Date, and (ii) eliminated the Company’s stated capital. Following the stock split, there are 50,025,115 common shares of the Company outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation of Worthington Steel, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2023

WORTHINGTON STEEL, INC.

By:	/s/ Geoffrey Gilmore
	Name:	Geoffrey Gilmore
	Title:	Chief Executive Officer